FORM OF (OEFs/ETFs)

GUGGENHEIM FUNDS RULE 12d1-4 (ACQUIRING FUND)

FUND OF FUNDS INVESTMENT AGREEMENT

THIS AGREEMENT, dated as of January 19, 2022, by and among each Guggenheim Fund (collectively, the “Guggenheim Funds”) listed on Appendix A hereto, on behalf of itself and all current and future separate series thereof, severally and not jointly (each such series, an “Acquiring Fund,” except as otherwise indicated) and each Acquired Fund Registrant listed on Appendix B hereto (each, an “Acquired Fund”) and together with the Acquiring Fund(s), the “Funds”).

WHEREAS, each Acquiring Fund and Acquired Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, Section 12(d)(1)(A) of the 1940 Act, in pertinent part, limits the extent to which a registered investment company (and any company or companies controlled by such company) may invest in shares of other registered investment companies and Section 12(d)(1)(B) limits the extent to which a registered open-end investment company, any principal underwriter therefor or any registered brokers or dealers may knowingly sell shares of such registered open-end investment company to other investment companies (and any company or companies controlled by such companies);

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Fund(s), to invest in shares of other registered investment companies, such as the Acquired Fund(s), or business development companies in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule; and

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule.

NOW THEREFORE, in consideration of the premises and the agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the Rule, the Acquiring Fund(s) and the Acquired Fund(s) desire to set forth the following terms pursuant to which the Acquiring Fund(s) may invest in the relevant Acquired Fund(s) in reliance on the Rule.

1.	Terms of Investment.

a.

To help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, and to assist the Acquired Fund’s investment adviser with making the required finding(s) under the Rule, each Acquiring Fund and each Acquired Fund agree as follows:

i.

In-kind redemptions (Acquired Fund not operating as an exchange-traded fund only). The Acquiring Fund acknowledges and agrees that, if and to the extent consistent with the Acquired Fund’s registration statement, as amended from time to time, the relevant Acquired Fund may honor any redemption request partially or wholly in-kind and the Acquired Fund agrees to communicate its intentions and provide necessary information to the Acquiring Fund to facilitate in-kind transfers prior to any such redemption.

ii.

In-kind redemptions (Acquired Fund operating as an exchange-traded fund only). The Acquiring Fund acknowledges and agrees that, if and to the extent consistent with the Acquired Fund’s registration statement, as amended from time to time, and Rule 6c-11, the relevant Acquired Fund may honor any redemption request from the authorized participant acting as an intermediary to execute the Acquiring Fund’s transaction partially or wholly in-kind and the Acquired Fund agrees to communicate its intentions and provide necessary information to the Acquiring Fund to facilitate in-kind transfers prior to any such redemption.

iii.

Timing/advance notice of redemptions (Acquired Fund not operating as an exchange-traded fund only). Upon the reasonable request of the Acquired Fund, the Acquiring Fund will use reasonable efforts to spread large redemption requests over multiple days or to provide advance notification of such redemption requests to the relevant Acquired Fund whenever practicable and if deemed to be consistent with the Acquiring Fund’s best interests. The Acquired Fund acknowledges and agrees that any notification provided pursuant to the foregoing is not a commitment to redeem in any amount, nor a limitation thereof, and constitutes an estimate that may differ materially from the amount, timing and manner in which a redemption request is submitted, if any.

iv.

Timing/advance notice of transactions (Acquired Fund operating as an exchange-traded fund only). Upon the reasonable request of the Acquired Fund, the Acquiring Fund will use reasonable efforts to spread large orders given to an authorized participant that reasonably are expected to result in that authorized participant redeeming shares from the Acquired Fund over multiple days or to provide advance notification of such orders to the relevant Acquired Fund whenever practicable and if deemed to be consistent with the Acquiring Fund’s best interests. The Acquired Fund acknowledges and agrees that any notification provided pursuant to the foregoing is not a commitment to sell and/or redeem the Acquired Fund shares in any amount, nor a limitation thereof, and constitutes an estimate that may differ materially from the amount, timing and manner in which a redemption request is submitted, if any. The Acquiring Fund and Acquired Fund each acknowledge and agree that this voluntary notification provision does not apply to transactions by which an Acquiring Fund does not redeem Acquired Fund shares, such as trades placed in the secondary market, whether or not the transactions ultimately result in a redemption of Acquired Fund shares.

v.

Scale of investment. Upon a reasonable request by an Acquired Fund, the Acquiring Fund will use reasonable efforts to provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investments in the Acquired Fund whenever practicable and if deemed to be in the Acquiring Fund’s best interests. The Acquired Fund acknowledges and agrees that any summary information provided pursuant to the foregoing is not a commitment to purchase the Acquired Fund shares in any amount, nor a limitation thereof, and constitutes an estimate that may differ materially from the amount, timing and manner in which the Acquiring Fund may acquire shares of the Acquired Fund, if at all.

b.

To assist the Acquiring Fund’s investment adviser, principal underwriter or depositor with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund and making the required finding(s) under the Rule, each Acquired Fund shall provide each Acquiring Fund (or its investment adviser principal underwriter or depositor) with (i) information regarding the fees and expenses of the Acquired Fund, as reasonably requested by the Acquiring Fund, and (ii) information regarding the amount of such Acquired Fund’s investments in other investment companies and in issuers that would be an “investment company” under Section 3(a) of the 1940 Act but for the exclusions from that definition provided for in Section 3(c)(1) or 3(c)(7) of the 1940 Act (“Private Funds”), as reasonably requested by the Acquiring Fund.

2.	Representations of the Acquired Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to “acquired funds” under the Rule; (ii) comply with its obligations under this Agreement; (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule, as interpreted or modified by the SEC or its Staff from time to time, with respect to an investment by the Acquiring Fund, or this Agreement; and (iv) promptly notify the Guggenheim Funds in writing if any series of Acquired Fund Registrant cannot be an Acquired Fund into which an Acquiring Fund may invest pursuant to this Agreement, including, without limitation, where a series of Acquired Fund Registrant is not eligible to be an Acquired Fund as a result of its holdings in other investment companies or Private Funds. In addition, each Acquired Fund agrees to treat any information provided by the Acquiring Fund under Section 1 of this Agreement confidentially and to use such information only for purposes set forth in this Agreement.

3.	Representations of the Acquiring Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to “acquiring funds” under the Rule; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund materially fails to comply with the Rule, as interpreted or modified by the SEC or its Staff from time to time, with respect to its investment in such Acquired Fund, or this Agreement. In addition, each Acquiring Fund agrees to treat any information provided by the Acquired Fund under Section 1 of this Agreement confidentially and to use such information only for purposes set forth in this Agreement.

4.	Miscellaneous.

a.

Several Liability. In any action involving one or more Acquiring Funds under this Agreement, each Acquired Fund agrees to look solely to the individual Acquiring Fund that is involved in the matter in controversy and, if applicable, not to any other series of the relevant Guggenheim Funds registrant. In any action involving one or more Acquired Funds under this Agreement, each Acquiring Fund agrees to look solely to the individual Acquired Fund that is involved in the matter in controversy and, if applicable, not to any other series of the Acquired Fund Registrant. For the avoidance of doubt, the obligations hereunder are binding only upon the Acquiring Fund or Acquired Fund to which such obligations pertain, such obligations are several and not joint, and no director, trustee, officer or shareholder assumes any personal liability for such obligations.

b.

Counterparts. The Funds may execute this Agreement in multiple counterparts, each of which constitutes an original, and all of which collectively constitute one Agreement. The signatures of all of the parties need not appear on the same counterpart. This Agreement is effective upon delivery of one executed counterpart from each party to the other party(ies).

c.	Use of Terms. Unless indicated otherwise, any term used but not defined in this Agreement shall be construed as defined in or interpreted under the Rule.

d.

Severability and Survival. If any provision of this Agreement is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law. The parties hereby agree that Sections 4.a, 4.f, 6.c, and 6.d shall survive the termination of this Agreement.

e.

Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect thereto.

f.	Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware without regard to choice of law principles.

g.

Participation Agreement. If applicable, the parties hereby mutually agree to terminate the participation agreement entered into by and between two or more of the parties hereto in accordance with exemptive relief granted by the SEC effective on the effective date of this Agreement and waive any notice required for termination as set forth therein.

5.	Notices.

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below.

Notwithstanding anything else set forth herein, the address and other information below may be changed from time to time upon prior written notice to the other party.

If to the Acquiring Fund(s):

[Name of Acquiring Fund]

c/o Guggenheim Investments

702 King Farm Boulevard, Suite 200

Rockville, MD 20850

Email: Guggenheim12d1-4@guggenheimpartners.com

With a copy to:

Guggenheim Investments

Attn: Legal Dept.

330 Madison Avenue, 10th Floor

New York, NY 10017

Email: michael.megaris@guggenheimpartners.com

If to the Acquired Fund(s):

[Name]

[Address]

[City, State, Zip]

Fax:

Email:

With a copy to:

[Name]

Attn: Legal Dept.

[Address]

[City, State, Zip]

Fax:

Email:

6.	Term and Termination; Assignment; Amendment.

a.

Term. This Agreement shall be effective beginning on January 19, 2022 and be effective for the duration of the Acquired Funds’ and the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of the Agreement shall only be applicable to investments by an Acquiring Fund in the relevant Acquired Fund made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 6(b).

b.

Termination. This Agreement shall continue until terminated in writing by either party upon 60 days’ advance written notice to the other party. Upon termination of this Agreement, the Acquiring Fund may not purchase additional shares of the Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule. For the avoidance of doubt, the Agreement may be terminated for one or more Funds and remain in effect for the other Funds if so agreed by the parties.

c.

Assignment. This Agreement may not be assigned by either party without the prior written consent of the other and, unless otherwise agreed to by the parties in writing, such third-party will be subject to and bound by the terms of this Agreement applicable to the assigning party.

d.	Amendment. This Agreement may be amended only by a writing that is signed by an authorized representative of each affected party.

e.

Massachusetts Business Trusts. If an Acquired Fund is organized as a Massachusetts business trust, a copy of the Declaration of Trust of such Acquired Fund is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that no trustee, officer, employee, agent, employee or shareholder of the Acquired Fund(s) shall have any personal liability under this Agreement, and that this Agreement is binding only upon the assets and property of the applicable Acquired Fund(s).

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Acquiring Fund(s) (except Guggenheim Unit Investment Trusts) listed on Appendix A hereto

Name:

Title:

Guggenheim Unit Investment Trusts (Guggenheim Defined Portfolios) on behalf of each of its existing and future series

BY:	Guggenheim Funds Distributors, LLC

Name:

Title:

Acquired Fund(s) listed on Appendix B hereto

Name:
Title:

Appendix A: Acquiring Funds

Registrant: Rydex Dynamic Funds

Series: All Series

Registrant: Rydex Series Funds

Series: All Series

Registrant: Rydex Variable Trust

Series: All Series

Registrant: Guggenheim Funds Trust

Series: All Series

Registrant: Guggenheim Variable Funds Trust

Series: All Series

Registrant: Guggenheim Strategy Funds Trust

Series: All Series

Registrant: Transparent Value Trust

Series: All Series

Registrant: Guggenheim Active Allocation Fund

Registrant: Guggenheim Energy & Income Fund

Registrant: Guggenheim Strategic Opportunities Fund

Registrant: Guggenheim Taxable Municipal Bond & Investment Grade Debt Trust

Registrant: Guggenheim Unit Investment Trusts (Guggenheim Defined Portfolios) on behalf of each of its existing and future series

Appendix B: Acquired Funds

Registrant: [    ]